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                                                                    EXHIBIT 10.1



                                 PARADIGM4, INC.

                                 1996 STOCK PLAN

                                January 31, 1996


SECTION 1. PURPOSE.

         The purpose of the 1996 Stock Plan (the "Plan") is to secure for Paradigm4, Inc. (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively the "Related Corporations") the benefits arising from capital stock ownership by those employees, directors, officers and consultants of the Company and any Related Corporations who will be responsible for the Company's future growth and continued success.

         The Plan will provide a means whereby (a) employees of the Company and any Related Corporations may purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) directors, employees, consultants, advisors and vendors of the Company and any Related Corporations may purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Option" or "Non-Qualified Options"); (c) directors, employees, consultants, advisors and vendors of the Company and any Related Corporations may be awarded stock in the Company ("Awards"); and (d) directors, employees, consultants, advisors and vendors of the Company and any Related Corporations may make direct purchases of stock in the Company ("Purchases"). Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.


SECTION 2.  ADMINISTRATION.

         2.1 BOARD OF DIRECTORS AND THE COMMITTEE. The Plan will be administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. Any director to whom an option is awarded shall be ineligible to vote upon his or her option, but options may be granted any such director by a vote of the remainder of the directors, except as limited below. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options, grant Awards and approve Purchases, all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the
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respective Option, Award and Purchase agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to a Compensation Committee or other Committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

         2.2 PARTICIPATION BY DIRECTORS. With respect to the participation of any director in the Plan, his or her selection as a participant and the number of Option, Award or Purchase shares to be allocated to such director shall be determined either (i) by the Board of Directors, of which a majority, as well as a majority of the directors acting in the matter, shall be "disinterested persons" (as hereinafter defined) or (ii) by, or only in accordance with, the recommendations of a committee of two or more persons having full authority to act in the matter, of which all members of such committee shall be disinterested persons. For the purposes of the Plan, a director or member of such committee shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of paragraph (d)(3) of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is interpreted from time to time.


SECTION 3.  ELIGIBILITY.

         3.1 INCENTIVE STOCK OPTIONS. Employees of the Company or of any Related Corporation shall be eligible to receive Incentive Stock Options pursuant to the Plan; provided that no person shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than l0% of the total combined voting power of all classes of stock of the Company or of its Related Corporations, unless the requirements of Section 6.6(b) hereof are satisfied. In determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply. Directors who are not regular employees are not eligible to receive Incentive Stock Options.

         3.2 NON-QUALIFIED OPTIONS, AWARDS, AND PURCHASES. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), employee, consultant, advisor or vendor of the Company or any Related Corporation.

         3.3 GENERALLY. The Board of Directors may take into consideration a
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recipient's individual circumstances in determining whether to grant an
Incentive Stock Option, a Non-Qualified Option or an Award or to approve a Purchase. Granting of any Option or Award or approval of any Purchase for any individual or entity shall neither entitle that individual or entity to, nor disqualify that individual or entity from, participation in any other grant of Options or Awards or authorizations to make Purchases.


SECTION 4.  STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided in Sections 9 and 10 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, no par value, and the number of shares of stock that may be issued upon the exercise of all Options and Awards granted under the Plan shall not exceed in the aggregate One Hundred Sixty Thousand (160,000) shares. Such shares may be authorized and unissued shares or may be treasury shares. If an Option granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject thereto and any unvested shares so reacquired shall again be available for subsequent grants of Options and Awards and for Purchases under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.


SECTION 5.            GRANTING OF OPTIONS AND AWARDS AND APPROVALS OF PURCHASES.

         Options and Awards may be granted and Purchases may be approved under the Plan at any time after January 20, 1996 and prior to January 31, 2001. The date of grant of an Option or Award or approval of a Purchase under the Plan will be the date specified by the Board of Directors at the time such grants such Option or Award or approves such Purchase; provided, however, that such date shall not be prior to the date on which the Board of Directors takes such action. The Board of Directors shall have the right, with the consent of an optionee, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to Section 6.7.


SECTION 6.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS.

         6.1      PURCHASE PRICE.

                  (a) The purchase price per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors; provided, however, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock on the day the option is granted (except as modified in
         Section 6.6(b) hereof), and (ii) in the case of a
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         Non-Qualified Option, the exercise price shall not be less than 50% of the fair market value of such stock on the day such Option is granted.

                  (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options; (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the Options being exercised; or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors.

                  (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         6.2 DURATION OF OPTIONS. Subject to Section 6.6(b) hereof, each Option and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years and one month from the day on which the Option is granted and shall be subject to earlier termination as provided herein, unless the Option was designated as an Incentive Stock Option, in which case it shall expire no later than ten years from the date on which the Option was granted.

         6.3      EXERCISE OF OPTIONS.

                  (a) Subject to Section 6.6(b) hereof, each Option granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option. To the extent that an Option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be
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         exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

                  (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to any employee as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporations) shall not exceed $100,000.

         6.4 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan shall be assignable or transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the optionee, the Option shall be exercisable only by him or her. If any optionee should attempt to dispose of or encumber his or her Options, his or her interest in such Options shall terminate.

         6.5      EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

                  (a) If an optionee ceases to be employed by the Company or a Related Corporation for any reason, including retirement but other than death, any Option granted to such optionee under the Plan shall immediately terminate; provided, however, that any portion of such Option which was otherwise exercisable on the date of termination of the optionee's employment may be exercised within the three-month period following the date on which the optionee ceased to be so employed, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the Option which were purchasable on the date of such termination of employment. If the optionee dies during such three-month period, the Option shall be exercisable by the optionee's personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the Option on the date of his or her death.

                  (b) If the optionee dies while an employee of the Company or any Related Corporation, any Option granted to such optionee under the Plan shall be exercisable by the optionee's personal representatives, heirs or legatees, for the purchase of that number of shares and to the same extent that the optionee could have exercised the option on the date of his or her death. The Option or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the
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         exercise period.

         6.6      DESIGNATION OF INCENTIVE STOCK OPTIONS; LIMITATIONS.

         Options granted under the Plan which are intended to be Incentive Stock Options qualifying under Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

                  (a) Dollar Limitation. The aggregate fair market value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Corporations) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

                  (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                           (i) The option price per share of the Common Stock
                  subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

                           (ii) The option exercise period shall not exceed five
                  years from the date of grant.

         In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

                  (c) Except as modified by the preceding provisions of this
         Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.


         6.7 CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Board of Directors, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior
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to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine; provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

         6.8 RIGHTS AS A STOCKHOLDER. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


SECTION 7.  SPECIAL PROVISIONS APPLICABLE TO PURCHASES.

         All approvals of Purchases which provide that the Company has a right to the terms and conditions set forth in the related agreement (the "Stock Restriction Agreement") approved by the Board of Directors, and shall be subject to the other terms and conditions of this Section 7.

         7.1 CONDITIONS. All approvals of Purchases shall be subject to the following conditions:

                  (a) Prior to the issuance and transfer of Restricted Shares, the purchaser shall pay to the Company the purchase price (the "Purchase Price") of the Restricted Shares in cash or in such other manner as shall be as approved by the Board of Directors.

                  (b) Restricted Shares issued and transferred to a purchaser may, if required by the Board of Directors, be deposited with the Treasurer or other officer of the Company designated by the Board of Directors to be held until the lapse of the restrictions upon such Restricted Shares, and each purchaser shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

                  (c) Certificates for Restricted Shares shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified
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         restrictions.

                  (d) Certificates representing the Restricted Shares shall be registered in the name of the purchaser and shall be owned by such purchaser. Such purchaser shall be the holder of record of such Restricted Shares for all purposes, including voting and receipt of dividends paid with respect to such Restricted Shares.

         7.2 NONTRANSFERABILITY. A purchaser's Restricted Shares may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of, except (subject to the provisions of such purchaser's Stock Restriction Agreement) by will or the laws of descent and distribution, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such Restricted Shares, and any attempt at action in contravention of this Section shall be null and void. If any purchaser should attempt to dispose of or encumber his or her Restricted Shares prior to the lapse of the restrictions imposed on such Restricted Shares, his or her interest in the Restricted Shares awarded to him or her shall terminate.


SECTION 8.  GENERAL RESTRICTION.

         No shares shall be issued and delivered upon exercise of any Option or the making of any Award or Purchase unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each optionee, grantee and purchaser may, by accepting an Option or Award or making a Purchase, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.


SECTION 9.  RECAPITALIZATION.

         In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

SECTION 10.  REORGANIZATION.

         In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or, in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options, either (i) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof;
(ii) upon written notice to the optionees, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or such Options will be terminated; or (iii) upon written notice to the optionees, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Options held by each optionee and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Options held by such optionee over the aggregate purchase price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.


SECTION 11.  NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any Option, Award or Purchase documentation shall confer upon any optionee or recipient of an Award or purchaser any right with respect to the continuation of his or her employment by the Company (or any Related Corporation) or interfere in any way with the right of the Company (or any Related Corporation), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the optionee, recipient or purchaser from the rate in existence at the time of the grant of an Option or the making of an Award or Purchase. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors.

SECTION 12. AMENDMENT OF THE PLAN.

         The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the stockholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan; (b) materially increase the maximum number of shares of stock which may be issued under the Plan (except for permissible adjustments provided in the Plan); or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, recipient of an Award or purchaser, affect his or her rights under an Option or Award previously granted to, or a Purchase previously made by, him or her. With the consent of the affected optionee, recipient of an Award or purchaser, the Board of Directors may amend outstanding agreements relating to Options, Awards and Purchases, in a manner not inconsistent with the Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code; provided, however, that the consent of an optionee is required if such amendment or modification would cause unfavorable income tax treatment for such optionee.


SECTION 13.  WITHHOLDING.

         The Company's obligation to deliver shares of stock upon the exercise of any Non-Qualified Option or the granting of an Award or making of a Purchase shall be subject to the satisfaction by the optionee, recipient of the Award or purchaser of all applicable federal, state and local income and employment tax withholding requirements.


SECTION 14.  EFFECTIVE DATE AND DURATION OF THE PLAN.

         14.1 EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, then any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to such limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

         14.2 DURATION. Unless sooner terminated in accordance with Section l0 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the date of its adoption by the Board of Directors or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted hereunder. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

                                  Amendment to

                        Paradigm4, Inc. 1996 Stock Plan

                        Effective as of October 9, 1996



     "SECTION 4. Stock Subject to Plan.


          Subject to adjustment as provided in Sections 9 and 10 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, no par value, and the number of shares of stock that may be issued upon the exercise of all Options and Awards granted under the Plan shall not exceed in the aggregate Two Hundred Eighty Thousand (280,000) shares. Such shares may be authorized and unissued shares or may be treasury shares. If an Option granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject thereto and any unvested shares so reacquired shall again be available for subsequent grants of Options and Awards and for Purchases under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors."



                                      END